Exhibit 99.1

Cellular Biomedicine Group Announces a $43.13 Million Strategic Investment From Dangdai International Group Co., Limited, a Wholly Owned Hong Kong Subsidiary of Wuhan Dangdai Science & Technology Industries Group Inc.

SHANGHAI, China and CUPERTINO, Calif., Feb. 04, 2016 (GLOBE NEWSWIRE) -- Cellular Biomedicine Group Inc. (CBMG) (“CBMG” or the “Company”), a biomedicine firm engaged in the development of effective stem cell therapies for degenerative diseases and immunotherapies for cancer, today announced Wuhan Dangdai Science & Technology Industries Group Inc. (“DANGDAI”) has agreed to invest $43.13 million in 2.27 million shares of the Company’s common stock, a 19.4% stake investment, at $19 per share, representing a premium of 10.4% over yesterday’s closing price. Based in Wuhan, China, DANGDAI is a conglomerate with a substantial medical and pharmaceutical portfolio in China.

The Company has received $5 million and issued 263,158 shares to DANGDAI. Hubei Province Department of Commerce is processing DANGDAI’s remaining funding of $38.13 million as an outbound foreign direct investment. The Company expects funding completion before April 15, 2016. As part of the consideration, CBMG has extended an invitation to DANGDAI to occupy an observer seat on the Company’s Board of Directors.

“We appreciate the huge vote of confidence from DANGDAI. We are delighted that such an astute, established conglomerate with a major pharmaceutical presence is making this strategic investment in CBMG. Their pharmaceutical portfolio company has a large direct sales force in China with access to thousands of hospitals. The funding will augment resources for our long-term clinical trials in stem cell indications and multiple T-cell Chimeric Antigen Receptor (“CAR-T”) trials in liquid and solid tumor cancers,” said Tony (Bizuo) Liu, incoming Chief Executive Officer (current CFO) of CBMG.

“We are pleased about our strategic investment in CBMG. This is an innovative company with technological sophistication and a seasoned management team who seek to turn translational medicine into clinical benefits. With their strong China presence and budding foray into the U.S., we are confident that the team will monetize their translational medicine pipeline to improve patients’ quality of life. I am confidant CBMG will emerge as a biomedicine leader,” commented Zhou Han Sheng, Chief Executive Officer of DANGDAI.

About Cellular Biomedicine Group

Cellular Biomedicine Group, Inc. develops proprietary cell therapies for the treatment of certain degenerative and cancerous diseases.  Our developmental stem cell and Immuno-Oncology projects are the result of research and development by scientists and doctors from China and the United States. Our GMP facilities in China, consisting of nine independent cell production lines, are designed, certified and managed according to U.S. standards.  To learn more about CBMG, please visit: www.cellbiomedgroup.com

About Wuhan Dangdai Science & Technology Industries Group Inc.

Founded in 1988, Wuhan Dangdai Science & Technology Industries Group Inc.  (“DANGDAI”) is a China based privately held conglomerate managed by a savvy leadership team. DANGDAI’s business ethics focus is on innovation, pragmatism, transparency, governance, collaboration, and prudence; and has a strong sense of social responsibility.  Its portfolio companies are comprised of several Chinese publicly listed entities and private companies in North America and Africa.  DANGDAI’s diverse enterprise includes biopharmaceuticals, media, entertainment, real estate development, tourism, agriculture, textile and financial services.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include risks inherent in doing business, trends affecting the global economy, including the devaluation of the RMB by China in August 2015 and other risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contact:

Contacts:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 408-973-7884
sarah.kelly@cellbiomedgroup.com

Vivian Chen
Managing Director Investor Relations, Grayling
+1 347 481-3711
vivian.chen@grayling.com